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                                                                    EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of USA Networks, Inc. and to the use of our report dated March 13, 1998 (except Note O, as to which the date is January 11, 1999) with respect to the consolidated financial statements and schedule of USANi LLC included in the Registration Statement of $500,000,000 6 3/4% Senior Notes.


New York, New York
January 20, 1999


                                                  ERNST & YOUNG LLP